As filed with the Securities and Exchange Commission on August 19, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORACLE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7372	54-2185193
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 Oracle Parkway

Redwood City, CA 94065

(650) 506-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dorian Daley

Senior Vice President,

General Counsel and Secretary

Oracle Corporation

500 Oracle Parkway

Redwood City, California 94065

(650) 506-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sarah K. Solum

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, California 94025

(650) 752-2000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
3.875% Notes Due 2020	$1,000,000,000	100%	$1,000,000,000	$116,100
5.375% Notes Due 2040	$2,250,000,000	100%	$2,250,000,000	$261,225
Total	$3,250,000,000	100%	$3,250,000,000	$377,325

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 19, 2011

PROSPECTUS

Oracle Corporation

Offer to Exchange

3.875% Notes due 2020

5.375% Notes due 2040

for

3.875% Notes due 2020

5.375% Notes due 2040

We are offering to exchange up to $1,000,000,000 of our new 3.875% Notes due 2020 (the “New 2020 Notes”) for up to $1,000,000,000 of our existing 3.875% Notes due 2020 (the “Old 2020 Notes”) and up to $2,250,000,000 of our new 5.375% Notes due 2040 (the “New 2040 Notes” and, together with the New 2020 Notes, the “New Notes”) for up to $2,250,000,000 of our existing 5.375% Notes due 2040 (the “Old 2040 Notes” and, together with the Old 2020 Notes, the “Old Notes”). The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes will be issued in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions, registration rights and additional interest terms relating to the Old Notes will not apply to the New Notes.

To exchange your Old Notes for New Notes:

•	you are required to make the representations described on page 32 to us;

•

you must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent, The Bank of New York Mellon Trust Company, N.A., by 5:00 p.m., New York time, on             , 2011; and

•	you should read the section called “The Exchange Offer” for further information on how to exchange your Old Notes for New Notes.

See “Risk Factors” beginning on page 7 for a discussion of risk factors that should be considered by you prior to tendering your Old Notes in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

            , 2011

This prospectus is part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act and does not contain all the information contained in the registration statement. This prospectus incorporates important business and financial information about the company that is not included in or delivered with this prospectus. This information is available without charge to security holders upon written or oral request to Oracle’s Investor Relations department by calling (650) 506-4073, by writing to Investor Relations, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065 or by sending an email to investor us@oracle.com. To obtain timely delivery, security holders must request the information no later than             , 2011 which is five business days before the expiration date of the exchange offer.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with information other than that contained in this prospectus. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of the date of this prospectus.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of New Notes. The letter of transmittal states that by acknowledging so and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where the Old Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

For purposes of this prospectus, references to “Oracle,” “we,” “us,” “our,” and “our company” refer to Oracle Corporation and its consolidated subsidiaries unless explicitly stated or the context otherwise requires.

i

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. These include, among other things, statements regarding:

•	our expectation to continue to acquire companies, products, services and technologies;

•	our intention that our direct sales force will sell proportionately more of our hardware systems products in the future;

•	continued realization of gains or losses with respect to our foreign currency exposures;

•	our expectation that our software business’ total revenues generally will continue to increase;

•	our belief that software license updates and product support revenues and margins will grow;

•	our expectation that our hardware business will continue to add a significant amount of revenues and expenses to our results of operations in comparison to our historical operating results;

•	our belief that our acquisition of Sun Microsystems, Inc. and the resulting expansion and enhancement of our customer base and products and services offerings will increase our revenues and expenses;

•	our international operations providing a significant portion of our total revenues and expenses;

•	our expectation to continue to innovate and invest in Java technology;

•	our expectation to continue to make significant investments in research and development and related product opportunities, including those related to hardware products and services;

•	our expectation to grow our consulting revenues;

•	the sufficiency of our sources of funding;

•

our belief that we have adequately provided for any reasonably foreseeable outcomes related to our tax audits and that any settlement will not have a material adverse effect on our consolidated financial position or results of operations;

•	our expectation to continue paying comparable cash dividends on a quarterly basis;

•	our expectation that seasonal trends will continue in fiscal 2012;

•	our intention to focus our efforts on renewing acquired hardware systems support contracts; and

•	our expectation of incurring the majority of the remaining expenses pursuant to the Sun Restructuring Plan through fiscal 2012;

as well as other statements regarding our future operations, financial condition and prospects, and business strategies. Forward-looking statements may be preceded by, followed by or include the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “is designed to” and similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements except those forward-looking statements made in connection with the exchange offer. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about our business that could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in this prospectus under the caption “Risk Factors” and in the section entitled “Risk Factors” in our Annual Report on

ii

Form 10-K and as may be updated in filings we make from time to time with the SEC, including the Quarterly Reports on Form 10-Q to be filed by us in our fiscal year 2012, which runs from June 1, 2011 to May 31, 2012.

We have no obligation to publicly update or revise any forward-looking statements set forth in this prospectus or incorporated herein by reference, whether as a result of new information, future events or risks, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. New information, future events or risks could cause the forward-looking events we discuss in this prospectus not to occur. You should not place undue reliance on these forward-looking statements.

iii

SUMMARY

This summary highlights the more detailed information included or incorporated by reference in this prospectus and you should read the entire prospectus and the documents incorporated herein carefully.

OUR COMPANY

Oracle Corporation

We are the world’s largest enterprise software company and a leading provider of computer hardware products and services. We develop, manufacture, market, distribute and service database and middleware software; applications software; and hardware systems, consisting primarily of computer server and storage products. Our products are built on industry standards and are engineered to work together or independently within existing customer information technology (“IT”), including private and public cloud computing, environments. We offer customers secure, reliable, and scalable integrated software and hardware solutions that are designed to improve business efficiencies and more easily adapt to an organization’s unique needs, at a lower total cost of ownership.

We seek to be an industry leader in each of the specific product categories in which we compete and to expand into new and emerging markets.

We believe our internal growth and continued innovation with respect to our software, hardware and services businesses are the foundation of our long-term strategic plans. An important element of our continued innovation and product strategy is to focus the engineering of our hardware and software products to make them work together more effectively and deliver improved computing performance, reliability and security to our customers. Our Oracle Exadata Database Machine and Oracle Exalogic Elastic Cloud products exemplify this strategy and are currently two of our most important products. Both products combine certain of our hardware and software offerings to provide an engineered system that increases computing performance relative to our competitors’ products, creating time savings and operational cost advantages for our customers. In fiscal 2011, 2010 and 2009 we invested $4.5 billion, $3.3 billion and $2.8 billion, respectively, in research and development to enhance our existing portfolio of products and services and to develop new products and services.

We also believe that an active acquisition program is an important element of our corporate strategy as it strengthens our competitive position, enhances the products and services that we can offer to customers, expands our customer base, provides greater scale to accelerate innovation, grows our revenues and earnings, and increases stockholder value. In recent years, we have invested billions of dollars to acquire a number of companies, products, services and technologies that add to, are complementary to, or have otherwise enhanced our existing offerings. We expect to continue to acquire companies, products, services and technologies in furtherance of our corporate strategy.

Oracle Corporation was incorporated in 2005 as a Delaware corporation and is the successor to operations originally begun in June 1977.

Our principal executive offices are located at 500 Oracle Parkway, Redwood City, California 94065, and the telephone number is (650) 506-7000. We maintain a website at www.oracle.com where general information about us is available. We are not incorporating the contents of the website into this prospectus or the registration statement of which it forms a part.

THE EXCHANGE OFFER

Securities Offered	We are offering up to $1,000,000,000 aggregate principal amount of New 2020 Notes and up to $2,250,000,000 aggregate principal amount of New 2040 Notes, all of which have been registered under the Securities Act.

The Exchange Offer	We are offering to issue the New Notes in exchange for a like principal amount of your Old Notes. We are offering to issue the New Notes to satisfy our obligations contained in the registration rights agreement entered into when the Old Notes were sold in transactions permitted by Rule 144A and Regulation S under the Securities Act and therefore not registered with the SEC. For procedures for tendering, see “The Exchange Offer” section provided elsewhere in this prospectus.

Tenders, Expiration Date, Withdrawal	The exchange offer will expire at 5:00 p.m. New York City time on , 2011 unless it is extended. If you decide to exchange your Old Notes for New Notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the New Notes. If you decide to tender your Old Notes in the exchange offer, you may withdraw them at any time prior to , 2011. If we decide for any reason not to accept any Old Notes for exchange, your Old Notes will be returned to you without expense promptly after the exchange offer expires.

U.S. Federal Income Tax Consequences	Your exchange of Old Notes for New Notes in the exchange offer will not result in any income, gain or loss to you for U.S. federal income tax purposes. See “Material United States Tax Consequences of the Exchange Offer” section provided elsewhere in this prospectus.

Use of Proceeds	We will not receive any proceeds from the issuance of the New Notes in the exchange offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offer.

Failure to Tender Your Old Notes	If you fail to tender your Old Notes in the exchange offer, you will not have any further rights under the registration rights agreement, including any right to require us to register your Old Notes or to pay you additional interest.

You will be able to resell the New Notes without registering them with the SEC if you meet the requirements described below.

Based on interpretations by the SEC’s staff in no-action letters issued to third parties, we believe that New Notes issued in exchange for Old Notes in the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the New Notes under the Securities Act or delivering a prospectus, unless you are a broker-dealer receiving securities for your own account, so long as:

•	you are not one of our “affiliates”, as defined in Rule 405 of the Securities Act;

•	you acquired the Old Notes to be exchanged for New Notes in the exchange offer in the ordinary course of your business; and

•	you do not have any arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Old Notes or the New Notes.

If you are an affiliate of Oracle, or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of New Notes acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the SEC’s staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If you are a broker-dealer and receive New Notes for your own account in the exchange offer:

•	you must represent that you do not have any arrangement with us or any of our affiliates to distribute the New Notes;

•

you must acknowledge that you will deliver a prospectus in connection with any resale of the New Notes you receive from us in the exchange offer; the letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act; and

•

you may use this prospectus, as it may be amended or supplemented from time to time, for a period of 180 days from the date the registration statement is declared effective, in connection with the resale of New Notes received in exchange for Old Notes acquired by you as a result of market-making or other trading activities.

For a period of 90 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale described above.

SUMMARY DESCRIPTION OF THE NEW NOTES

The summary below describes the principal terms of the New Notes. The section of this prospectus entitled “Description of the New Notes” contains a more detailed description of the terms and conditions of the New Notes. The terms of the New Notes and the Old Notes are identical in all material respects, except that the New Notes will be issued in a transaction registered under the Securities Act, and the transfer restrictions, registration rights and additional interest terms relating to the Old Notes will not apply to the New Notes.

Issuer	Oracle Corporation

Securities Offered	$1,000,000,000 aggregate principal amount of 3.875% Notes due 2020 (the “New 2020 Notes”)

$2,250,000,000 aggregate principal amount of 5.375% Notes due 2040 (the “New 2040 Notes”)

Maturity Dates	July 15, 2020 for the New 2020 Notes

July 15, 2040 for the New 2040 Notes

Interest Rates	Fixed rate of 3.875% for the New 2020 Notes

Fixed rate of 5.375% for the New 2040 Notes

Interest Payment Dates	Each January 15 and July 15, beginning on January 15, 2012, and on the maturity date for each series of New Notes.

Ranking	The New Notes will be senior unsecured obligations of Oracle Corporation and will rank equally with its existing and future senior indebtedness from time to time outstanding. All existing and future liabilities of subsidiaries of Oracle Corporation will be effectively senior to the New Notes.

As of May 31, 2011, we had approximately $33.3 billion of total liabilities on a consolidated basis, including $14.8 billion of senior notes (including the $3.25 billion of Old Notes). Of this amount, subsidiaries of Oracle Corporation had approximately $18.0 billion of liabilities (including trade payables) to which the Old Note are, and the New Notes will be, effectively subordinated.

Form and Denomination	The New Notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of the Depository Trust Company (the “DTC”). Except in the limited circumstances described under “Description of the New Notes — Book-Entry; Delivery and Form; Global Note,” notes in certificated form will not be issued or exchanged for interests in global securities.

Governing Law	New York

Use of Proceeds	We will not receive any net proceeds from the exchange of New Notes for Old Notes.

Further Issuances	We may create and issue further notes of a series ranking equally and ratably with applicable series of New Notes offered by this prospectus in all respects, so that such further notes of each series will be consolidated and form a single series with the applicable series of New Notes offered by this prospectus and will have the same terms as to status, redemption or otherwise.

Sinking Fund	None

Optional Redemption	We may redeem some or all of the New Notes of each series at any time and from time to time at the applicable “make-whole premium” indicated under the heading “Description of the New Notes — Optional Redemption.”

Trading	The New Notes will be freely transferrable but will be new securities for which there will not initially be a market. We do not intend to apply for listing of the New Notes on any securities exchange.

Trustee	The Bank of New York Mellon Trust Company, N. A.

Risk Factors	You should carefully consider all of the information in this prospectus and the documents incorporated by reference herein. In particular, you should evaluate the information set forth in this prospectus under “Special Note on Forward-Looking Statements” and “Risk Factors”, and in our Annual Report on Form 10-K for the fiscal year ended May 31, 2011 under “Risk Factors” before deciding whether to exchange your Old Notes for the New Notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	For the Year Ended May 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	14x	11x	13x	18x	17x

For purposes of calculating this ratio, the term “earnings” means the amounts resulting from the following: (a) our income before provision for income taxes, plus (b) the noncontrolling interests in the net income of our majority owned subsidiaries, plus (c) our fixed charges. The term “fixed charges” means the amounts resulting from the following: (a) our interest expensed, plus (b) our estimate of the interest component of rent expense.

RISK FACTORS

In considering whether to exchange your Old Notes for the New Notes, you should carefully consider all the information that has been included or incorporated by reference in this prospectus. In particular, you should carefully consider the risk factors described below and in our Annual Report on Form 10-K for the fiscal year ended May 31, 2011.

Risks Related to the Exchange Offer

If you do not exchange your Old Notes for New Notes in the exchange offer, these Old Notes will continue to be subject to restrictions on transfer.

If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your Old Notes and the offering memorandum related to the private offering of the Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes in a private offering exempt from the registration and prospectus delivery requirements of the Securities Act. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act or are offered and sold under an exemption from these requirements. Except as required by the registration rights agreement, we do not intend to register sales of the Old Notes under the Securities Act. For further information regarding the consequences of failing to tender your Old Notes in the exchange offer, see the discussion under the caption “The Exchange Offer — Consequences of Failure to Exchange.”

The issuance of the New Notes may adversely affect the market for the Old Notes.

To the extent that Old Notes are tendered for exchange and accepted in the exchange offer, the trading market, if any, for the untendered and tendered but unaccepted Old Notes could be adversely affected due to a reduction in market liquidity and there could be a significant diminution in value of the Old Notes as compared to the value of the New Notes.

In some instances you may be obligated to deliver a prospectus in connection with resales of the New Notes.

Based on certain no-action letters issued by the staff of the SEC to third parties unrelated to us, we believe that you may offer for resale, resell or otherwise transfer the New Notes without compliance with the registration and prospectus delivery requirements of the Securities Act, except in the instances described in this prospectus under “The Exchange Offer — Resale of the New Notes.” For example, if you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

You must comply with the exchange offer procedures in order to receive freely tradable New Notes.

We will not accept your Old Notes for exchange if you do not follow the exchange offer procedures. Delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•	certificates for Old Notes or a confirmation of a book-entry transfer of Old Notes into the exchange agent’s account at DTC, as depositary;

•

a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of tender through DTC’s Automated Tender Offer Program program, an agent’s message in lieu of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of Old Notes who would like to tender Old Notes in exchange for New Notes should be sure to allow enough time to comply with the exchange offer procedures. Neither we nor the exchange agent are required to notify you of defects or irregularities in tenders of Old Notes for exchange. Old Notes that are not tendered or that are tendered but we do not accept for exchange will, following completion of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon completion of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer — Procedures for Tendering Old Notes” and “The Exchange Offer — Consequences of Failure to Exchange.”

Risks Related to the New Notes

An active trading market for the New Notes may not develop.

There is currently no public market for the New Notes, and we do not currently plan to list the New Notes on any national securities exchange. In addition, the liquidity of any trading market in the New Notes, and the market price quoted for the New Notes, may be adversely affected by changes in the overall market for these New Notes, prevailing interest rates and changes in our financial condition, results of operations or prospects. A liquid trading market in the New Notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the New Notes.

The New Notes are the unsecured obligations of Oracle Corporation and not obligations of its subsidiaries and will be effectively subordinated to the claims of its subsidiaries’ creditors. Structural subordination increases the risk that Oracle Corporation will be unable to meet its obligations on the New Notes when they mature.

The New Notes are exclusively the obligations of Oracle Corporation and are not obligations of its subsidiaries. Oracle Corporation is a holding company and substantially all of its operations are conducted through its subsidiaries. As a result, Oracle Corporation’s cash flow and its ability to service its debt, including the New Notes, depend upon the earnings of its subsidiaries and the distribution of earnings, loans or other payments by its subsidiaries.

Oracle Corporation’s subsidiaries are separate and distinct legal entities. Such subsidiaries will not guarantee the New Notes and are under no obligation to pay any amounts due on the New Notes or to provide Oracle Corporation with funds for its payment obligations, whether by dividends, distributions, loans or other payments. Payments to Oracle Corporation by its subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations. As of May 31, 2011, Oracle had approximately $33.3 billion of total liabilities on a consolidated basis, including $14.8 billion of senior notes (including the $3.25 billion of Old Notes). Of this amount, subsidiaries of Oracle Corporation had approximately $18.0 billion of liabilities (including trade payables) to which the Old Notes are, and the New Notes will be, effectively subordinated.

Oracle Corporation’s right to receive any assets of any of its subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the New Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including senior and subordinated debt holders and bank and trade creditors. In addition, even if Oracle Corporation were a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by Oracle Corporation.

In addition, the New Notes are not secured by any assets of Oracle Corporation or any assets of its subsidiaries. Accordingly, the New Notes will be subordinated to the extent of Oracle Corporation’s or its subsidiaries’ secured borrowings. There are no restrictions in the indenture governing the New Notes that restrict the subsidiaries of Oracle Corporation from granting security interests or liens on any or all of their assets.

The indenture governing the New Notes contains negative covenants. The limitation on liens and sale/leaseback covenants do not apply to subsidiaries of Oracle Corporation and contain exceptions that would allow Oracle Corporation and its subsidiaries to grant liens or security interests with respect to our assets, rendering the holders of the New Notes structurally or contractually subordinated to new lenders. The indenture governing the New Notes does not contain any financial covenants.

The indenture governing the New Notes contains negative covenants. The limitation on liens and sale/leaseback covenants apply to Oracle Corporation, but not to its subsidiaries. As a result, such subsidiaries will not be restricted under the indenture from granting liens or security interests with respect to all or any of their assets without having to provide similar liens or security to the holders of the New Notes or from entering into sale/leaseback transactions. The limitation on liens covenant contains exceptions for specified “permitted liens” that would allow Oracle Corporation to borrow substantial additional amounts, and to grant liens or security interests in connection with those borrowings. The indenture governing the New Notes does not contain any financial covenants.

Increased leverage as a result of the private offering of the Old Notes may harm our financial condition and results of operations.

As of May 31, 2011, we had approximately $15.9 billion of outstanding indebtedness (including the $3.25 billion of Old Notes) on a consolidated basis. As of the date hereof, we had the ability to borrow up to an additional $3.0 billion under our commercial paper program. Our ability to issue commercial paper notes in the future is highly dependent upon our ability to provide a “back-stop” by means of a revolving credit facility or other debt facility for amounts equal to or greater than the amounts of commercial paper notes we intend to issue. While presently we have no such facilities in place that may provide a back-stop to such commercial paper notes, we currently believe that, if needed, we could put in place one or more additional revolving credit facilities or other debt facility in a timely manner and on commercially reasonable terms.

We may incur additional indebtedness in the future and the New Notes do not restrict future incurrence of indebtedness. Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:

•	we will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•	increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•	depending on the levels of our outstanding debt, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our consolidated operations, many of which are beyond our control. If we are unable to generate sufficient cash flows from operations in the future to service our debt, we may be required, among other things:

•	to seek additional financing in the debt or equity markets;

•	to refinance or restructure all or a portion of our indebtedness, including the New Notes;

•	to sell selected assets;

•	to reduce or delay planned capital expenditures; or

•	to reduce or delay planned operating expenditures.

Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

Ratings of the New Notes may change and affect the market price and marketability of the New Notes.

Our long term debt is subject to periodic review by independent credit rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the New Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Holders of New Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the New Notes.

Risks Related to Our Business

We operate in a rapidly changing economic and technological environment that presents numerous risks, many of which are driven by factors that we cannot control or predict. The risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended May 31, 2011, which are incorporated by reference into this prospectus, highlight some of these risks. You should read our Annual Report on Form 10-K, including the section entitled “Risk Factors.”

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the New Notes. The New Notes will be exchanged for Old Notes as described in this prospectus upon our receipt of Old Notes. We will cancel all of the Old Notes surrendered in exchange for the New Notes.

DESCRIPTION OF THE NEW NOTES

The summary herein of certain provisions of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, a form of which is available upon request from us. In the following section, references to “we,” “us” or “our” refer solely to Oracle Corporation but not to any of its subsidiaries unless the context otherwise requires. Unless specifically stated, the description of the terms of each series of New Notes also apply to the applicable series of Old Notes.

General

We are offering to exchange:

•	up to $1,000,000,000 of our new 3.875% Notes due 2020 (the “New 2020 Notes”) for up to $1,000,000,000 of our old 3.875% Notes due 2020 (the “Old 2020 Notes”); and

•	up to $2,250,000,000 of our new 5.375% Notes due 2040 (the “New 2040 Notes”) for up to $2,250,000,000 of our old 5.375% Notes due 2040 (the “Old 2040 Notes”).

The Old 2020 Notes and the Old 2040 Notes are referred to collectively in this prospectus as the “Old Notes,” and the New 2020 Notes and the New 2040 Notes are referred to collectively in this prospectus as the “New Notes.” The Old Notes and the New Notes are referred to collectively in this prospectus as the “Notes.”

Under the indenture, the Old Notes of each series and the New Notes issued in exchange for such series, in each case together with any additional Notes of such series Oracle Corporation may issue under the indenture as described below under “— Issuance of Additional Notes,” will be treated as a single series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders. Specifically,

•

the Old 2020 Notes, the New 2020 Notes and any additional 3.875% Notes due 2020 we may issue under the indenture as described below under “— Issuance of Additional Notes” (collectively, the “2020 Notes”) will be treated as a single series; and

•

the Old 2040 Notes, the New 2040 Notes and any additional 5.375% Notes due 2040 we may issue under the indenture as described below under “— Issuance of Additional Notes” (collectively, the “2040 Notes”) will be treated as a single series.

The terms of each series of New Notes are identical in all material respects to the terms of such series of Old Notes, except that the New Notes will be issued in a transaction registered under the Securities Act and the transfer restrictions, registration rights and additional interest terms relating to the Old Notes will not apply to the New Notes.

The 2020 Notes will mature on July 15, 2020 and the 2040 Notes will mature on July 15, 2040. The New Notes will be issued in book-entry form only, in denominations of $2,000 and multiples of $1,000 thereafter. Interest on the New Notes will accrue from the last interest date payment date on which interest was paid on the Old Note surrendered in exchange for the New Note or, if no interest has been paid on such Old Note, from July 15, 2011, at the respective interest rates per annum shown on the cover of this prospectus. The interest on the New Notes will be payable semi-annually on January 15 and July 15, commencing on January 15, 2012 to the persons in whose names the New Notes are registered at the close of business on the preceding January 1 or July 1, as the case may be. Interest on the New Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Old Notes were issued under and the New Notes will be issued under an indenture dated January 13, 2006, by and among Oracle Corporation (formerly known as Ozark Holding Inc.), Oracle Systems Corporation

(formerly known as Oracle Corporation) and Citibank, N.A., as amended by a supplemental indenture dated as of May 9, 2007 by and among Oracle Corporation, Citibank, N.A. and The Bank of New York Trust Company, N.A., and as may be further supplemented from time to time. On June 29, 2007, Citibank, N.A. resigned as the original trustee under the indenture and Oracle Corporation appointed The Bank of New York Trust Company, N.A. as successor trustee. Thereafter, the Bank of New York Trust Company, N.A. became The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. is the trustee for any and all securities issued under the indenture, as amended, including the Notes, and is referred to herein as the “trustee”. In accordance with the terms of the indenture, Oracle Systems Corporation is no longer an obligor under the indenture and is neither an obligor of the Old Notes nor will be an obligor of the New Notes. Oracle Corporation is the sole obligor on the Old Notes and will be the sole obligor on the New Notes.

The indenture does not limit the ability of Oracle Corporation to incur additional unsecured indebtedness. The New Notes will be the unsecured and unsubordinated obligations of Oracle Corporation and will rank pari passu with its other existing and future unsecured and unsubordinated indebtedness. As indebtedness of Oracle Corporation, the Old Notes are and the New Notes will be effectively subordinated to all existing and future indebtedness and liabilities (including trade payables and preferred stock obligations) of Oracle Corporation’s subsidiaries and will be effectively subordinated to its existing and future secured indebtedness, if any, and that of its subsidiaries, if any. As of May 31, 2011, Oracle had approximately $33.3 billion of total liabilities on a consolidated basis, including $14.8 billion of senior notes (including the $3.25 billion of Old Notes). Of this amount, subsidiaries of Oracle Corporation had approximately $18.0 billion of liabilities (including trade payables) to which the Old Notes are, and the New Notes will be, effectively subordinated. The Old Notes are and the New Notes will be effectively subordinated to all such liabilities of Oracle Corporation’s subsidiaries, and the rights of creditors of such subsidiaries shall have priority over the rights of the holders of the Notes as creditors of Oracle Corporation.

Issuance of Additional Notes

We may, without the consent of the holders, increase the principal amount of any of the series of Notes by issuing additional Notes of such series in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional Notes. The additional Notes of a series will have the same CUSIP number as the applicable series of New Notes. Under the indenture, each series of Old Notes, each series of New Notes issued in exchange for such Old Notes and any additional Notes of such series we may issue will be treated as a single series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.

We also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the series of New Notes offered hereby.

Optional Redemption

The New Notes of each series will be redeemable, in whole or in part at any time, at our option, at a “make-whole premium” redemption price calculated by us equal to the greater of:

(i) 100% of the principal amount of the New Notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 15 basis points with respect to the New 2020 Notes and 25 basis points with respect to the New 2040 Notes, plus, in each case, accrued interest thereon to the date of redemption. Notwithstanding the foregoing, installments of interest on New Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the New Notes and the indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the New Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such New Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) Banc of America Securities LLC, BNP Paribas Securities Corp., or J.P. Morgan Securities Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the New Notes to be redeemed. Unless Oracle Corporation defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the New Notes or portions thereof called for redemption. If less than all of the New Notes are to be redeemed, the New Notes to be redeemed shall be selected by lot by the DTC, in the case of New Notes represented by a global note, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of New Notes that are not represented by a global note.

No Sinking Fund

The New Notes will not be entitled to the benefit of any sinking fund.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•	all the Notes of any series issued that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•	all the Notes of any series issued that have not been accepted by the trustee for cancellation will become due and payable within one year (a “Discharge”) and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of Notes to pay principal, interest and any premium;

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding Notes of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such series under the indenture, except for:

•	the rights of holders of the Notes to receive principal, interest and any premium when due;

•

our obligations with respect to the Notes concerning issuing temporary Notes, registration of transfer of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment for Notes payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding Notes of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the Notes of a series:

•	money in an amount;

•	U.S. Government Obligations; or

•	a combination of money and U.S. Government Obligations,

in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

•

in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel stating that, as a result of an Internal Revenue Service ruling or a change in applicable federal income tax law, the holders of the Notes of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel to the effect that the holders of the Notes of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding Notes of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Notes of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Book-Entry; Delivery and Form; Global Note

The New Notes of each series sold in the United States will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, DTC, New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for New Notes in definitive registered form, a global note may not be transferred except as a whole (i) by the depositary for such global note to a nominee of such depositary, (ii) by a nominee of such depositary to such depositary or another nominee of such depositary or (iii) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Ownership of beneficial interests in a registered global note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a global note directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a global note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global note in customers’ securities accounts in the depositaries’ names on the books of DTC.

Upon transfer of a definitive note, the definitive note will be exchanged for an interest in a global note, and the transferee will be required to hold its interest through a participant in DTC, Euroclear or Clearstream, as applicable.

Upon the issuance of a registered global note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the New Notes beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the New Notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered global note, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by the registered global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global note will not be entitled to have the New Notes represented by the registered global note registered in their names, will not receive or be entitled to receive physical delivery of the New Notes in definitive form and will not be considered the owners or holders of the New Notes under the indenture. Accordingly, each person owning a beneficial interest in a registered global note must rely on the procedures of the depositary for that registered global note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of New Notes take physical delivery of these New Notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.

To facilitate subsequent transfers, all New Notes deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the New Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the New Notes. DTC’s records reflect only the identity of the direct participants to whose accounts such New Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

We will make payments due on the New Notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global note, is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global note as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global note held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. Neither we, nor the trustee, nor any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell New Notes to persons in jurisdictions that require such delivery of such New Notes or to pledge such New Notes, such holder must transfer its interest in the relevant global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

We expect that DTC will take any action permitted to be taken by a holder of New Notes only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the New Notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.

Although we expect that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If the depositary for any of the New Notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue New Notes in definitive form in exchange for the registered global note that had been held by the depositary. Any New Notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, we may at any time determine that the New Notes of any series shall no longer be represented by a global note and will issue New Notes in definitive form in exchange for such global note pursuant to the procedure described above.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Notices

Notices to holders of the New Notes will be made by first class mail, postage prepaid, to the addresses that appear on the security register of the New Notes.

Modification and Waiver

We and the trustee may amend or modify the indenture or the New Notes without the consent of any holder of Notes in order to:

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption;

•	make any change that would provide any additional rights or benefits to the holders of the Notes of a series;

•	provide for or add guarantors with respect to the Notes of any series;

•	secure the Notes of a series;

•	establish the form or forms of Notes of any series;

•	maintain the qualification of the indenture under the Trust Indenture Act;

•	conform any provision in the indenture to this “Description of the New Notes”; or

•	make any change that does not adversely affect the rights of any holder.

Other amendments and modifications of the indenture or the New Notes issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification (voting as one class), and our compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the Notes, alter or waive the redemption provisions of the Notes;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of Notes of any series, which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the Notes;

•	waive a payment default with respect to the Notes or any guarantor;

•	reduce the interest rate or extend the time for payment of interest on the Notes; or

•	adversely affect the ranking of the Notes of any series.

Events of Default

When the term “Event of Default” is used in the indenture with respect to the Notes of any series, here are some examples of what is meant:

(1) default in paying interest on the Notes when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the Notes when due;

(3) default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or the trustee receives notice from the holders of at least 25% in aggregate principal amount of the outstanding Notes of the series; and

(4) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to Oracle Corporation or any of its material subsidiaries has occurred.

If an Event of Default (other than an Event of Default specified in clause (4)) under the indenture occurs with respect to the Notes of any series and is continuing, then the trustee may and, at the direction of the holders of at least 25% in principal amount of the outstanding Notes of that series, will by written notice, require us to repay immediately the entire principal amount of the outstanding Notes of that series, together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (4) occurs and is continuing, then the entire principal amount of the outstanding Notes will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (4) described above, the holders of a majority in principal amount of outstanding Notes of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the Notes of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding Notes of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the Notes of that series.

Holders of at least 25% in principal amount of the outstanding Notes of a series may seek to institute a proceeding only after they have made written request, and offered indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding Notes of that series. These limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the Notes, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in principal amount of the outstanding Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 45 days after any default occurs, give notice of the default to the holders of the Notes of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Covenants

Principal and Interest

We covenant to pay the principal of and interest on the New Notes when due and in the manner provided in the indenture.

Consolidation, Merger or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person or Persons in a single transaction or through a series of transactions, unless:

•

we shall be the continuing Person or, if we are not the continuing Person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory;

•

the surviving entity will expressly assume all of our obligations under the Notes and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third and fourth bullets shall not be applicable to:

•

our merger or consolidation with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•	our merger with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indenture, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor corporation had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and the Notes.

Negative Covenants

In addition to the covenants set forth above, the following additional covenants apply to the Old Notes and shall apply to the New Notes. These covenants do not limit our ability to incur indebtedness and apply only to us.

Limitation on Liens

With respect to each series of Notes, we will not create or incur any Lien on any of our Properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of our Indebtedness, without effectively providing that such series of Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1) Liens existing as of July 19, 2010 (the date of the issuance of the Old Notes);

(2) Liens granted after July 19, 2010 (the date of the issuance of the Old Notes) created in favor of the holders of such series of Notes;

(3) Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture;

(4) Liens created in substitution of or as replacements for any Liens permitted by the clauses directly above, provided that, based on a good faith determination of one of our Senior Officers, the Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Property encumbered by the otherwise permitted Lien which is being replaced; and

(5) Permitted Liens.

Notwithstanding the foregoing, we may, without securing any series of Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 25% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien or (ii) 25% of Consolidated Net Worth calculated as of July 19, 2010 (the date of the issuance of the Old Notes).

Limitation on Sale and Lease-Back Transactions

We will not enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(1) such transaction was entered into prior to July 19, 2010 (the date of the issuance of the Old Notes);

(2) such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;

(3) such transaction involves a lease for less than three years;

(4) we would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the Notes pursuant to the first paragraph of “— Limitation on Liens” above; or

(5) we apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of our long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver debt securities to the trustee therefor for cancellation, such debt securities to be credited at the cost thereof to us.

Notwithstanding the foregoing, we may enter into any sale lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (i) 25% of Consolidated Net Worth calculated as of the closing date of the sale-leaseback transaction or (ii) 25% of Consolidated Net Worth calculated as of July 19, 2010 (the date of the issuance of the Old Notes).

Existence

Except as permitted under “— Consolidation, Merger and Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that their preservation is no longer desirable in the conduct of business.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means the sum of the following as of the date of determination:

(1) the aggregate principal amount of our Indebtedness incurred after July 19, 2010 (the date of the issuance of the Old Notes) and secured by Liens not permitted by the first sentence under “— Limitation on Liens;” and

(2) our Attributable Liens in respect of sale and lease-back transactions entered into after July 19, 2010 (the date of the issuance of the Old Notes) pursuant to the second paragraph of “— Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:

(1) the fair market value of the assets subject to such transaction; and

(2) the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the indenture (which may include debt securities in addition to the Notes) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, our Stockholders’ Equity together with the stockholders’ equity of our Consolidated Subsidiaries on that date.

“Consolidated Subsidiary” means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“GAAP” means U.S. generally accepted accounting principles as set forth in the Financial Accounting Standards Board’s Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk;

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(4) other agreements or arrangements designed to protect such person against fluctuations in equity prices.

“Indebtedness” of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Permitted Liens” means:

(1) Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2) (a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(3) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(4) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(5) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contract, option, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

(6) pre-existing Liens on assets acquired by us after July 19, 2010 (the date of the issuance of the Old Notes);

(7) Liens in our favor;

(8) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefore;

(9) statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefore;

(10) Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(11) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we are a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16  2/3% of the annual fixed rentals payable under such lease;

(12) Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business;

(13) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which we are a party in the ordinary course of our business, but not in excess of $25,000,000; and

(14) purchase money Liens or purchase money security interests upon or in any Property acquired or held by us in the ordinary course of business to secure the purchase price of such Property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such Property.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Senior Officer” of any specified Person means the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Stockholders’ Equity” means, as of any date of determination, total Oracle Corporation’s stockholders’ equity as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP.

“Subsidiary” of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the New Notes that remain unclaimed for two years after the maturity date of the New Notes will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the Notes for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

We maintain ordinary banking relationships and credit facilities with The Bank of New York Mellon Trust Company, N.A.

THE EXCHANGE OFFER

In a registration rights agreement with the initial purchasers of the Old Notes, we agreed:

(1) to file a registration statement with the SEC within 14 months of July 19, 2010 (the issue date of the Old Notes) with respect to notes identical in all material respects to the Old Notes but registered under the Securities Act and not containing terms with respect to transfer restrictions and additional interest;

(2) to use our commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act; and

(3) to keep the exchange offer open for not less than 30 calendar days after notice of the exchange offer is mailed, but in any event, use our commercially reasonable efforts to cause the exchange offer to be consummated within 20 months of July 19, 2010 (the issue date of the Old Notes).

The registration rights agreement provides that, in the event we fail to file the registration statement within 14 months of the issue date, cause the registration statement to become effective, or consummate the exchange offer within 20 months of the issue date, we will be required to pay a special interest premium of 0.25% per annum on the Old Notes over and above the regular interest on the Old Notes. Once we complete this exchange offer, we will no longer be required to pay the special interest premium on the Old Notes.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

Terms of the Exchange Offer; Period for Tendering Old Notes

This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together are the exchange offer, we will accept for exchange Old Notes which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

•

When you tender to us Old Notes as provided below, our acceptance of the Old Notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal.

•	For each $1,000 principal amount of Old Notes surrendered to us in the exchange offer, we will give you $1,000 principal amount of New Notes.

•

We will keep the exchange offer open for not less than 30 calendar days, or longer if required by applicable law, after the date that we first mail notice of the exchange offer to the holders of the Old Notes. We are sending this prospectus, together with the letter of transmittal, on or about the date of this prospectus to all of the registered holders of Old Notes at their addresses listed in the trustee’s security register with respect to the Old Notes.

•

The exchange offer expires at 5:00 p.m., New York City time, on             , 2011; provided, however, that we, in our sole discretion, may extend the period of time for which the exchange offer is open. The term “expiration date” means , 2011 or, if extended by us, the latest time and date to which the exchange offer is extended.

•

As of the date of this prospectus, $1,000,000,000 in aggregate principal amount of the Old 2020 Notes and $2,250,000,000 in aggregate principal amount of the Old 2040 Notes were outstanding. The exchange offer is not conditioned upon any minimum principal amount of Old Notes being tendered.

•	Our obligation to accept Old Notes for exchange in the exchange offer is subject to the conditions that we describe in the section called “— Conditions to the Exchange Offer” below.

•

We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any Old Notes, by giving oral or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all Old Notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly following the expiration or termination of the exchange offer.

•

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Old Notes that we have not yet accepted for exchange, if any of the conditions of the exchange offer specified below under “— Conditions to the Exchange Offer” are not satisfied. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

•

We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the Old Notes promptly. If we extend the expiration date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

•	Holders of Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

•

Old Notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement.

•	We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

•	By executing, or otherwise becoming bound by, the letter of transmittal, you will be making the representations described below to us. See “— Resale of the New Notes.”

Important Rules Concerning the Exchange Offer

You should note that:

•

all questions as to the validity, form, eligibility, time of receipt and acceptance of Old Notes tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding;

•

we reserve the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful;

•

we also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of Old Notes for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine;

•	our interpretation of the terms and conditions of the exchange offer as to any particular Old Notes either before or after the expiration date shall be final and binding on all parties; and

•

neither we, the exchange agent, nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give any notification.

Procedures for Tendering Old Notes

What to Submit and How

If you, as the registered holder of an old security, wish to tender your Old Notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal to The Bank of New York Mellon Trust Company, N.A. at the address set forth below under “Exchange Agent” on or prior to the expiration date.

In addition,

(1) certificates for Old Notes must be received by the exchange agent along with the letter of transmittal;

(2) a timely confirmation of a book-entry transfer of Old Notes, if such procedure is available, into the exchange agent’s account at DTC using the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

(3) you must comply with the guaranteed delivery procedures described below.

The method of delivery of Old Notes, letters of transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or Old Notes should be sent to Oracle.

How to Sign Your Letter of Transmittal and Other Documents

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes being surrendered for exchange are tendered:

(1) by a registered holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

(2) for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by any of the following eligible institutions:

•	a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc.; or

•	a commercial bank or trust company having an office or correspondent in the United States.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of the Old Notes, the Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Old Notes and with the signature guaranteed.

If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us of its authority to so act must be submitted.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the expiration date, all Old Notes properly tendered and will issue the New Notes promptly after the expiration of the exchange offer. See “— Conditions to the Exchange Offer” below. For purposes of the exchange offer, our giving of oral or written notice of our acceptance to the exchange agent will be considered our acceptance of the exchange offer.

In all cases, we will issue New Notes in exchange for Old Notes that are accepted for exchange only after timely receipt by the exchange agent of:

•	certificates for Old Notes, or

•	a timely book-entry confirmation of transfer of Old Notes into the exchange agent’s account at DTC using the book-entry transfer procedures described below, and

•	a properly completed and duly executed letter of transmittal.

If we do not accept any tendered Old Notes for any reason included in the terms and conditions of the exchange offer or if you submit certificates representing Old Notes in a greater principal amount than you wish to exchange, we will return any unaccepted or non-exchanged Old Notes without expense to the tendering holder or, in the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at DTC using the book-entry transfer procedures described below, non-exchanged Old Notes will be credited to an account maintained with DTC promptly following the expiration or termination of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of Old Notes by causing DTC to transfer Old Notes into the exchange agent’s account in accordance with DTC’s Automated Tender Offer Program procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after timely confirmation of book-entry transfer of Old Notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent’s message must state that DTC has received an express acknowledgment from the participant tendering Old Notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against that participant.

If your Old Notes are held through DTC, you must complete a form called “instructions to registered holder and/or book-entry participant”, which will instruct the DTC participant through whom you hold your Old Notes of your intention to tender your Old Notes or not tender your Old Notes.

Guaranteed Delivery Procedures

If you are a registered holder of Old Notes and you want to tender your Old Notes but your Old Notes are not immediately available, or time will not permit your Old Notes to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

(1) the tender is made through an eligible institution,

(2) prior to the expiration date, the exchange agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, stating:

•	the name and address of the holder of Old Notes;

•	the amount of Old Notes tendered; and

•

the tender is being made by delivering that notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by that eligible institution with the exchange agent, and

(3) the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You can withdraw your tender of Old Notes at any time on or prior to the expiration date.

For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses listed below under “— Exchange Agent”. Any notice of withdrawal must specify:

•	the name of the person having tendered the Old Notes to be withdrawn;

•	the Old Notes to be withdrawn;

•	the principal amount of the Old Notes to be withdrawn;

•	if certificates for Old Notes have been delivered to the exchange agent, the name in which the Old Notes are registered, if different from that of the withdrawing holder;

•

if certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution; and

•

if Old Notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of that facility.

Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any Old Notes so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer.

If you have properly withdrawn Old Notes and wish to re-tender them, you may do so by following one of the procedures described under “— Procedures for Tendering Old Notes” above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer, if at any time before the acceptance of Old Notes for exchange or the exchange of the New Notes for Old Notes, that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC.

That condition is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. Our rights described in the prior paragraph are ongoing rights, which we may assert at any time and from time to time.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any Old Notes, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates or the qualification of the indenture under the Trust Indenture Act.

Consequences of Failure to Exchange

If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will remain subject to the restrictions on transfer of such Old Notes:

•	as set forth in the legend printed on the Old Notes as a consequence of the issuance of the Old Notes pursuant to the exemptions from the registration requirements of the Securities Act; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the Old Notes.

In general, you may not offer or sell your Old Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Old Notes under the Securities Act.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

Deliver To:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations – Reorganization Unit

101 Barclay Street – Floor 7E

New York, NY 10286

Attn: Carolle Montreuil

Facsimile Transmissions:

212-298-1915

To Confirm by Telephone

or for Information:

212-815-5920

Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

Fees and Expenses

The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, facsimile, electronic submission or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and exchange agent expenses, will be paid by us and are estimated in the aggregate to be $515,000.

Transfer Taxes

Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Resale of the New Notes

Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the New Notes would in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.

However, any purchaser of Old Notes who is an “affiliate” of Oracle or who intends to participate in the exchange offer for the purpose of distributing the New Notes:

(1) will not be able to rely on the interpretation of the staff of the SEC;

(2) will not be able to tender its Old Notes in the exchange offer; and

(3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes unless that sale or transfer is made using an exemption from those requirements.

By executing, or otherwise becoming bound by, the Letter of Transmittal each holder of the Old Notes will represent that:

(1) it is not our “affiliate”;

(2) any New Notes to be received by it were acquired in the ordinary course of its business; and

(3) it has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in the “distribution”, within the meaning of the Securities Act, of the New Notes.

In addition, in connection with any resales of New Notes, any broker-dealer participating in the exchange offer who acquired Notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the New Notes, other than a resale of an unsold allotment from the original sale of the Old Notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of New Notes for a period of 180 days from the date the registration statement is declared effective and make the prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of New Notes for a period of not less than 90 days after the consummation of the exchange offer.

MATERIAL UNITED STATES TAX CONSEQUENCES OF THE

EXCHANGE OFFER

The exchange of Old Notes for New Notes in the exchange offer will not result in any U.S. federal income tax consequences to holders. When a holder exchanges an Old Note for a New Note in the exchange offer, the holder will have the same adjusted basis and holding period in the New Note as in the Old Note immediately before the exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes where Old Notes were acquired as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes.

We have agreed to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of the New Notes for a period of 180 days from the date the registration statement is declared effective and that, during such period, we will amend or supplement this prospectus, if requested by the initial purchasers of the Old Notes or any participating broker-dealers, in order to expedite or facilitate the disposition of the New Notes. We will make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any of the New Notes for a period of not less than 90 calendar days after the consummation of the exchange offer.

We will not receive any proceeds from any sale of the New Notes by broker-dealers.

New Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the New Notes; or

•	a combination of those methods of resale;

at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.

Any resale may be made:

•	directly to purchasers; or

•	to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any New Notes.

Any broker-dealer that resells New Notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those New Notes may be considered to be an “underwriter” within the meaning of the Securities Act. Any profit on any resale of those New Notes and any commission or concessions received by any of those persons may be considered to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, other than brokerage commissions and transfer taxes, and will indemnify the holders of the Notes, against some liabilities, including liabilities under the Securities Act.

VALIDITY OF NEW NOTES

Davis Polk & Wardwell LLP, Menlo Park, California will opine for us on whether the New Notes are valid and binding obligations of Oracle Corporation.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended May 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access such information.

This prospectus is a part of a registration statement filed by us with the SEC under the Securities Act. As allowed by SEC rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement.

This prospectus incorporates by reference the information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and all filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial registration statement and prior to the termination of the offering under this prospectus, provided, however, that nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC:

(a)	Annual Report on Form 10-K for the year ended May 31, 2011; and

(b)	The portions of the Definitive Proxy Statement on Schedule 14A filed on September 7, 2010 for the 2010 annual meeting of stockholders incorporated by reference in the Annual Report on Form 10-K for the year ended May 31, 2010.

You may also request a copy of these filings at no cost, by contacting our Investor Relations department by calling 650-506-4073, by writing to Investor Relations, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065 or by sending an e-mail to investor_us@oracle.com.

To obtain timely delivery of copies of these filings, you must make your request no later than            , 2011, which is five business days before the expiration date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Restated Certificate of Incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director’s fiduciary duty as a director, except for liability: (a) for any breach of the director’s duty of loyalty to us or our stockholders; (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. The directors’ liability will be further limited to the extent permitted by any future amendments to the Delaware General Corporation Law authorizing the further limitation or elimination of the liability of directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our Bylaws provide that: (i) we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) we are required to advance expenses, as incurred, to such directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom we bring a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of the law or deriving an improper personal benefit); (iii) the rights conferred in our Bylaws are not exclusive and we are authorized to enter into indemnification agreements with such directors, officers and employees; (iv) we are required to maintain director and officer liability insurance to the extent we determine that such insurance is reasonably available; and (v) we may not retroactively amend the Bylaw provisions in a way that is adverse to such directors and officers.

We have entered into indemnification agreements with our directors and a number of our officers containing provisions which provide for the indemnification of such director or officer, as applicable, to the fullest extent permitted by Delaware law.

The indemnification provisions in our Bylaws, and any indemnification agreements entered into between us and our directors or officers, may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

The Registration Rights Agreement filed as Exhibit 4.4 to this Registration Statement provides for indemnification of our directors and officers by the initial purchasers against certain liabilities.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Document
3.1(1)	Amended and Restated Certificate of Incorporation of Oracle Corporation and Certificate of Amendment to Amended and Restated Certificate of Incorporation of Oracle Corporation

3.2(2)	Amended and Restated Bylaws of Oracle Corporation

4.1(3)	Indenture dated January 13, 2006, among Oracle Corporation, Ozark Holding Inc. and Citibank, N.A.

4.2(4)	First Supplemental Indenture dated May 9, 2007 among Oracle Corporation, Citibank, N.A. and The Bank of New York Trust Company, N.A.

4.3(5)	Forms of Old 2020 Note and Old 2040 Note, together with the Officers’ Certificate issued July 19, 2010 pursuant to the Indenture dated January 13, 2006, among Oracle Corporation, Ozark Holding Inc. and Citibank, N.A.

4.4	Registration Rights Agreement dated as of July 12, 2010 among Oracle Corporation, and Banc of America Securities LLC, BNP Paribas Securities Corp., and J.P. Morgan Securities Inc., as Initial Purchasers

4.5	Forms of New 2020 Note and New 2040 Note

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the New Notes

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Davis Polk & Wardwell LLP (contained in their opinion filed as Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page)

25	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Clients

99.4	Form of Letter to Nominees

99.5	Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Owner

(1)	Incorporated by reference to the Current Report on Form 8-K/12-G3 filed by Oracle Corporation on February 6, 2006.
(2)	Incorporated by reference to the Current Report on Form 8-K filed by Oracle Corporation on July 14, 2006.
(3)	Incorporated by reference to the Current Report on Form 8-K filed by Oracle Corporation on January 20, 2006.
(4)	Incorporated by reference to the Automatic Shelf Registration Statement on Form S-3 ASR filed by Oracle Corporation on May 10, 2007.
(5)	Incorporated by reference to the Quarterly Report Form 10-Q filed by Oracle Corporation on September 20, 2010.

Item 22. Undertakings

(a) The undersigned hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Oracle Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on August 19, 2011

ORACLE CORPORATION

By:	/s/ Dorian Daley
Name:	Dorian Daley
Title:	Senior Vice President, General Counsel and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Safra A. Catz, Dorian Daley and Eric R. Ball, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence J. Ellison Lawrence J. Ellison	Chief Executive Officer and Director (Principal Executive Officer)	August 19, 2011

/s/ Safra A. Catz Safra A. Catz	President, Chief Financial Officer and Director (Principal Financial Officer)	August 19, 2011

/s/ William Corey West William Corey West	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	August 19, 2011

/s/ Jeffrey O. Henley Jeffrey O. Henley	Chairman of the Board of Directors	August 19, 2011

/s/ Jeffrey S. Berg Jeffrey S. Berg	Director	August 19, 2011

/s/ H. Raymond Bingham H. Raymond Bingham	Director	August 19, 2011

/s/ Michael J. Boskin Michael J. Boskin	Director	August 19, 2011

/s/ Bruce R. Chizen Bruce R. Chizen	Director	August 19, 2011

/s/ George H. Conrades George H. Conrades	Director	August 19, 2011

Signature	Title	Date

/s/ Hector Garcia-Molina Hector Garcia-Molina	Director	August 19, 2011

/s/ Mark V. Hurd Mark V. Hurd	President and Director	August 19, 2011

/s/ Donald L. Lucas Donald L. Lucas	Director	August 19, 2011

/s/ Naomi O. Seligman Naomi O. Seligman	Director	August 19, 2011

EXHIBIT INDEX

Exhibit No.	Document
3.1(1)	Amended and Restated Certificate of Incorporation of Oracle Corporation and Certificate of Amendment to Amended and Restated Certificate of Incorporation of Oracle Corporation

3.2(2)	Amended and Restated Bylaws of Oracle Corporation

4.1(3)	Indenture dated January 13, 2006, among Oracle Corporation, Ozark Holding Inc. and Citibank, N.A.

4.2(4)	First Supplemental Indenture dated May 9, 2007 among Oracle Corporation, Citibank, N.A. and The Bank of New York Trust Company, N.A.

4.3(5)	Forms of Old 2020 Note and Old 2040 Note, together with the Officers’ Certificate issued July 19, 2010 pursuant to the Indenture dated January 13, 2006, among Oracle Corporation, Ozark Holding Inc. and Citibank, N.A.

4.4	Registration Rights Agreement dated as of July 12, 2010 among Oracle Corporation, and Banc of America Securities LLC, BNP Paribas Securities Corp., and J.P. Morgan Securities Inc., as Initial Purchasers

4.5	Forms of New 2020 Note and New 2040 Note

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the New Notes

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Davis Polk & Wardwell LLP (contained in their opinion filed as Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page)

25	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Clients

99.4	Form of Letter to Nominees

99.5	Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Owner

(1)	Incorporated by reference to the Current Report on Form 8-K/12-G3 filed by Oracle Corporation on February 6, 2006.
(2)	Incorporated by reference to the Current Report on Form 8-K filed by Oracle Corporation on July 14, 2006.
(3)	Incorporated by reference to the Current Report on Form 8-K filed by Oracle Corporation on January 20, 2006.
(4)	Incorporated by reference to the Automatic Shelf Registration Statement on Form S-3 ASR filed by Oracle Corporation on May 10, 2007.
(5)	Incorporated by reference to the Quarterly Report Form 10-Q filed by Oracle Corporation on September 20, 2010.